SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

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☒	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
Web.com, Inc.

(Name of Registrant)

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Filed by Web.com, Inc., Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: Web.com, Inc.
Commission File No.: 001-33056
The following letter to Web.com, Inc. (“Web.com”) employees, announcing the signing of a definitive agreement to merge with and into a wholly-owned subsidiary of Website Pros, Inc. (“WSPI”), issued by Web.com on June 26, 2007:

To:	All Web.com Employees

Subject line:	Web.com and Website Pros to Merge

Dateline:	6-26-07
Good evening. Today is a very exciting day for Web.com. As you may have heard by now, tonight we signed a definitive agreement to merge with Website Pros (NASDAQ: WSPI).
At a high-level, this proposed merger is a logical and highly-complimentary combination of two very like-minded companies. I can’t emphasize enough what a tremendous opportunity it presents for us. As you know, when I joined the company in August 2005, we immediately focused on dominate stabilization in terms of both costs and revenues with an eye towards sustainable long-term growth. With the turnaround well in place by the fourth quarter of 2006, I along with the rest of the executive team set our sights on a rapid growth plan, with a stated goal of becoming the industry’s fastest growing independent web services company by 2008. Put more simply, we decided to position ourselves to become the dominant player in the industry.
Much like Web.com, Website Pros is a strong organization with a history of success delivering websites and web services to help small businesses create a strong online presence. In terms of vision, the companies are incredibly similar.
But what’s really interesting is that while Web.com has built strong distribution partnerships and a strong marketing and in-bound sales engine to acquire new customers directly, Website Pros has built an entirely different mouse trap, acquiring qualified leads through partners such as Discover Card, VistaPrint, Microsoft Office Live and Card Services International and leveraging their large outbound sales force to convert those leads into customers. In effect, we’ve both been highly successful achieving a common goal though different means. By combining our efforts, we believe the resulting company can be considerably more powerful than the sum of its two parts.
Naturally, the first thing you’re all probably asking is what does this mean for you and the company. It’s a great question, so I want to provide some more color on the announcement and talk more about how this important milestone is likely to impact our team, collectively as well as individually.
Not only do I believe wholeheartedly that this is a huge opportunity for the company, but I also believe it represents an opportunity for us. As I mentioned, we view this as a highly complementary merger which means each company brings unique talent and competencies. When the merger closes, we fully expect that our joint employee base will have considerable opportunity to grow and develop professionally with the company. Not only does this accretive merger position Web.com strongly to capture larger market share, but it also opens the door its employees to be exposed to more career opportunities. Not only is it a whole new ball game now, but I believe we’re still in the early innings.
Strictly from a numbers perspective, here is what the newly combined company looks like based on first quarter 2007 annualized results:
$117 million in annual revenues
234,000 paid subscribers
Approximately 5 million websites built
21 patents with several more pending
Strong list of partnerships including VistaPrint, IBM, Microsoft, Discover, Register.com, R.H. Donnelley and numerous retailers including Best Buy, Staples and Office Depot.

Clearly, the combined company will be a formidable player in the industry.
As we move towards closing the deal in the second half of the year, we will update you with regular communications about our go-forward plans for the new company, as they relate to you and your teams. In the meantime if you have questions, please feel free to speak directly with your manager, Chris Nowlin, Peter Delgrosso or myself, as we are all happy to discuss things further.
I wish I could be here with all of you tomorrow but Gonzalo and I are required to be on an investor conference call in New York City with Website Pros. In our absence your Web.com leadership team will address the staff in a 9:30am all-hands company meeting. Upon my return, we will have another company meeting so that I may personally address any further questions you may have regarding the merger.
This is a great day for Web.com. I look forward to making this newly combined company a huge success for all of us.
Best,
Jeff
Please click here to view the press release.
http://biz.yahoo.com/pz/070626/122009.html
You can also listen to the replay of our investor call at 888-203-1112. The PIN number is 1284757.
Forward-Looking Statements
This letter includes forward-looking statements, including those regarding the proposed merger of Website Pros and Web.com and the anticipated reach, capabilities and opportunities for the combined company, future products and services, expected benefits to merchants and other customers, market opportunities, expected customer base, and the anticipated closing of the transaction. These statements are based on certain assumptions and reflect our current expectations. Statements including words such as “anticipate,” “propose,” “estimate,” “believe” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-looking statements. Some of the factors that could cause results to differ materially from the expectations expressed in these forward-looking statements include the following: the risk that the proposed transaction may not be completed in a timely manner, if at all; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks related to the successful offering of the combined company’s products and services; the risk that the anticipated benefits of the merger may not be realized; and other risks that may impact Website Pros’ and Web.com’s businesses, some of which are discussed in the companies’ reports filed with the Securities and Exchange Commission (the “SEC”) under the caption “Risks That Could Affect Future Results” or “Risk Factors” and elsewhere, including, without limitation, each of Website Pros’ and Web.com’s 10-Ks for the year ended December 31, 2006 and 10-Q’s for the quarter ended March 31, 2007. Copies of Website Pros’ and Web.com’s filings with the SEC can be obtained on their websites, or at the SEC’s website at www.sec.gov. You can also obtain Website Pros’ report through its Web site at http://www.websitepros.com and Web.com’s reports through its Web site at http://www.web.com. Any forward-looking statement is qualified by reference to these risks, uncertainties and factors. If any of these risks or uncertainties materializes, the merger may not be consummated, the potential benefits of the merger may not be realized, the operating results of Website Pros and Web.com could suffer, and actual results could differ materially from the expectations described in these forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. These risks, uncertainties and factors are not exclusive, and Website Pros and Web.com undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Additional Information about the Proposed Transaction
In connection with the proposed transaction, Website Pros and Web.com intend to file a joint proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS OF WEB.COM AND WEBSITE PROS ARE URGED TO READ THE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, AND THE OTHER RELEVANT MATERIALS FILED BY THE COMPANIES WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, when available, and any other documents filed by Website Pros and Web.com with the SEC, may be obtained free of charge at the SEC’s website at WWW.SEC.GOV. In addition, stockholders of Web.com may obtain free copies of the documents filed with the SEC by contacting Investor Relations at 303 Peachtree Center Ave, 5th Floor, Atlanta, GA 30303 or emailing investor@corp.web.com, and stockholders of Website Pros may obtain free copies of the documents filed with the SEC by contacting Investor Relations at 12735 Gran
Bay Parkway West, Jacksonville, Florida 32258 or emailing kori.doherty@icrinc.com. You may also read and copy any reports, statements and other information filed by the companies with the SEC at the SEC public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
Web.com, Website Pros and their executive officers and directors may be deemed to be participants in the solicitation of proxies from their stockholders in favor of the proposed transaction. Certain executive officers and directors of each company have interests in the transition that may differ from the interests of stockholders generally. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

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